                                                                Exhibit 3(a)(ii)



                                                March 4, 1988



New England Variable Life Insurance Company
501 Boylston Street
Boston, MA 02117

Re:  Registration Statement No. 2-10954 on Form S-6 of New
     England Variable life Separate Account

Gentlemen:

     I hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the above-referenced Registration Statement of my opinion and consent included in the Registration Statement filed with the Securities and Exchange Commission on December 19, 1986.

     I further consent to the use of my name under the caption "Legal Matters" in the Prospectus.

                                                Very truly yours,



                                                Edward N. Wadsworth
                                                General Counsel

ENW:nlf